As filed with the Securities and Exchange Commission on July 17, 2002
                                                    Registration No. 333-_______
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                          BIOMASSE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

          Florida                                                65-0909206
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)


                        4720, BOULEVARD ROYAL, SUITE 103
                  TROIS-RIVIERES-OUEST, QUEBEC, CANADA G9A 4N1
                    (Address of Principal Executive Offices)

                              CONSULTING AGREEMENTS
                            (Full title of the plan)

                        4720, BOULEVARD ROYAL, SUITE 103
                  TROIS-RIVIERES-OUEST, QUEBEC, CANADA G9A 4N1
                                 (819) 374-0093
 (Name, address and telephone number, including area code, of agent for service)

                                 with a copy to:
                          Christopher S. Auguste, Esq.
                      Jenkens & Gilchrist Parker Chapin LLP
                              The Chrysler Building
                              405 Lexington Avenue
                            New York, New York 10174
                                 (212) 704-6000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.


                                                   CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                                     Proposed              Proposed
    Title of each class of securities          Amount To              Maximum               Maximum              Amount Of
            to be registered                 Be Registered        Aggregate Price          Aggregate            Registration
                                                                     Per Share          Offering Price              Fee
------------------------------------------ ------------------- ---------------------- -------------------- -----------------------
Common Stock Class B, $.001 par value per     20,000,000 (1)          $0.09 (2)            $1,800,000.00          $165.60 (3)
share
==================================================================================================================================


(1) Pursuant to Rule 416(b), there shall also be deemed covered hereby all additional securities resulting from anti-dilution adjustments under the Consulting Agreements.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), the average ($0.09) of the closing bid ($0.085) and closing asked ($0.085) price on the Nasdaq National Market on July 16, 2002.
(3) Calculated pursuant to Section 6(b) as follows: proposed maximum aggregate offering price multiplied by .000092.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed by Biomasse International, Inc. (the "Registrant") with the Securities and Exchange Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") are incorporated herein by reference:

          (a) The Registrant's Annual Report on Form 10-KSB, filed on January 16, 2002, for the year ended September 30, 2001;

          (b) The Registrant's Quarterly Report on Form 10-QSB, filed on February 14, 2002, for the quarter ended December 31, 2001;

          (c) The Registrant's Quarterly Report on Form 10-QSB, filed on May 15, 2002, for the quarter ended March 31, 2002; and

          (d) The description of the Registrant's common stock contained in the Registrant's registration statement on Form SB-2/A (Registration No. 333-48480) filed on March 2, 2001, including any amendments or reports filed for the purpose of updating that description.

          All documents filed subsequent to the date of this Registration Statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 607.0850 of the Florida Business Corporation Act permits indemnification of officers and directors of the Registrant under certain conditions and subject to certain limitations. Section 607.0850 of the Florida Business Corporation Act also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers, directors, employees, and agents against any liability asserted against that person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 607.0850 of the Florida Business Corporation Act.

          Neither the Registrant's By-Laws nor its Certificate of Incorporation currently provide indemnification to its officers or directors. In an effort to continue to attract and retain qualified individuals to serve as directors and officers, the Registrant intends to adopt provisions providing for the maximum indemnification permitted by Florida law.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

ITEM 8.   EXHIBITS.

Exhibit
Number    Description
------    -----------

5.1 Opinion of Jenkens & Gilchrist Parker Chapin LLP, as to the legality of the common stock being offered.

23.1 Consent of Jenkens & Gilchrist Parker Chapin LLP (included in their opinion filed as Exhibit 5.1).

23.2      Consent of Mark Cohen, CPA.

24.1 Power of attorney of certain officers and directors of the Registrant (contained in the signature page).

99.1 Form of Consulting Agreement that the Registrant entered into on June 12, 2002 with each of Douglas G. Furth and Sarah R. Speno.

--------------

ITEM 9.   UNDERTAKINGS.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any additional or changed material information with respect to the plan of distribution;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Trois-Rivieres-Ouest, the Province of Quebec on the 12th day of July 2002.

                                        BIOMASSE INTERNATIONAL, INC.


                                        By:/s/ Benoit Dufresne
                                           -------------------------------------
                                               Benoit Dufresne
                                               President

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature below constitutes and appoints Benoit Dufresne his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 12th day of July, 2002.


/s/ Benoit Dufresne
------------------------------           President and Director
Benoit Dufresne


/s/ Jean Gagnon
------------------------------           Vice President/Finance and Director
Jean Gagnon

/s/ Pierre H. Vincent
------------------------------           Director
Pierre H. Vincent


/s/ Maurice Robert
------------------------------           Director
Maurice Robert


/s/ Marcel Mongrain
------------------------------           Director
Marcel Mongrain

                                 SECURITIES AND
                                    EXCHANGE
                                   COMMISSION

                             WASHINGTON, D.C. 20549


                                  -------------

                                    EXHIBITS
                                       TO
                             REGISTRATION STATEMENT
                                       ON
                                    FORM S-8
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  -------------


                          BIOMASSE INTERNATIONAL, INC.
                       (EXACT NAME OF ISSUER AS SPECIFIED
                                 IN ITS CHARTER)


                                  JULY 17, 2002

                                  EXHIBIT INDEX

Exhibit
Number    Description
------    -----------

5.1 Opinion of Jenkens & Gilchrist Parker Chapin LLP, as to the legality of the common stock being offered.

23.1 Consent of Jenkens & Gilchrist Parker Chapin LLP (included in their opinion filed as Exhibit 5.1).

23.2      Consent of Mark Cohen, CPA.

24.1 Power of attorney of certain officers and directors of the Registrant (contained in the signature page).

99.1 Form of Consulting Agreement that the Registrant entered into on June 12, 2002 with each of Douglas G. Furth and Sarah R. Speno.

--------------